UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MOBIX LABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

MOBIX LABS, INC.

15420 Laguna Canyon Road, Suite 100

Irvine, California 92618

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 3, 2025

Dear Stockholders of Mobix Labs, Inc.:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”) of Mobix Labs, Inc., a Delaware corporation (“Mobix Labs,” the “Company,” “our,” “us,” or “we”), which will be held on March 3, 2025 at 9:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Annual Meeting in person. To attend the Annual Meeting virtually, please visit https://www.cstproxy.com/mobixlabs/am2025. The live audio webcast will begin promptly at 9:00 a.m. Pacific Time, with online access beginning at 8:45 a.m. Pacific Time. If you plan to attend the Annual Meeting, please refer to the attendance and registration information in the accompanying proxy statement (the “Proxy Statement”).

The Annual Meeting will be held for the purpose of voting upon the following two proposals (each of which is a “Proposal,” and collectively, the “Proposals”):

Proposal 1: Proposal to elect Class I directors named as nominees in the Proxy Statement, each to serve until the annual meeting of stockholders to be held in respect of our fiscal year ending September 30, 2028, or as to each, until their respective successors are elected and qualified, or their earlier death, resignation, disqualification or removal. For further information regarding Proposal 1, please refer to page 6 of this Proxy Statement (the “Director Election Proposal”).

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 1.

Proposal 2: Proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for the fiscal year ending September 30, 2025. For further information regarding Proposal 2, please refer to page 8 of this Proxy Statement (the “Ratification of Selection of Independent Registered Public Accounting Firm Proposal”).

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 2.

Each Proposal is more fully described in the Proxy Statement accompanying this notice.

This Notice of Annual Meeting, the accompanying Proxy Statement and the form of proxy are first being mailed on or about January 22, 2025 to stockholders of record as of January 10, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

You may cast your vote over the Internet or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. Signing and returning the proxy card or submitting your proxy by Internet in advance of the Annual Meeting will not prevent you from voting at the Annual Meeting if you attend virtually, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 3, 2025

The Notice of the Annual Meeting and Proxy Statement are available at www.sec.gov and at www.mobixlabs.com under the “Investor” tab.

By Order of the Board of Directors

Keyvan Samini

President / CFO

January 22, 2025

MOBIX LABS, INC.

15420 Laguna Canyon Road, Suite 100

Irvine, California 92618

2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 3, 2025

PROXY STATEMENT

INTRODUCTION

This proxy statement (this “Proxy Statement”) and the accompanying proxy card are being furnished to stockholders of Mobix Labs, Inc., a Delaware corporation (“Mobix Labs,” the “Company,” “our,” “us,” or “we”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our 2025 Annual Meeting of Stockholders to be held on March 3, 2025 (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Annual Meeting in person. To attend the Annual Meeting, please visit https://www.cstproxy.com/mobixlabs/am2025. The live audio webcast will begin promptly at 9:00 a.m. Pacific Time, with online access beginning at 8:45 a.m. Pacific Time. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting.

Only stockholders of record as of the close of business on January 10, 2025, the record date for determination of the stockholders entitled to vote at the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING

Why is the Company holding a 2025 Annual Meeting of Stockholders?

The Board has called this Annual Meeting of our stockholders to vote on two proposals (each of which is a “Proposal,” and collectively, the “Proposals”).

Proposal 1: Proposal to elect Class I directors named as nominees in the Proxy Statement, each to serve until the annual meeting of stockholders to be held in respect of our fiscal year ending September 30, 2028, or as to each, until their respective successors are elected and qualified, or their earlier death, resignation, disqualification or removal. For further information regarding Proposal 1, please refer to page 6 of this Proxy Statement (the “Director Election Proposal” or “Proposal 1”).

Proposal 2: Proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for the fiscal year ending September 30, 2025. For further information regarding Proposal 2, please refer to page 8 of this Proxy Statement (the “2023 Ratification of Selection of Independent Registered Public Accounting Firm Proposal” or “Proposal 2”).

WE ENCOURAGE YOU TO RETURN YOUR PROXIES OR VOTING INSTRUCTIONS FOR THE ANNUAL MEETING TO ENSURE THAT YOUR VOTES ARE COUNTED ON EACH MATTER THAT IS BROUGHT TO A VOTE OF THE COMPANY’S STOCKHOLDERS.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on March 3, 2025 at 9:00 a.m. Pacific Time at https://www.cstproxy.com/mobixlabs/am2025.

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Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a paper copy of the proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. We believe that the e-proxy process will expedite our stockholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice,” to our stockholders on or about January 22, 2025, at the close of business. The Notice contains instructions on how to access our proxy statement and annual report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions included in the Notice for requesting such materials at no charge.

The Proxy Statement summarizes material information with respect to the Annual Meeting and the proposals being voted upon thereat. You may cast your vote over the Internet or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. You do not need to attend the Annual Meeting to vote your shares.

How can I attend the Annual Meeting?

Stockholders as of the Record Date (or their authorized representatives) may attend, vote and submit questions virtually at the Annual Meeting by logging in at https://www.cstproxy.com/mobixlabs/am2025. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Annual Meeting as a guest, but you will not be able to submit questions or vote at the Annual Meeting.

The Annual Meeting will begin promptly at 9:00 a.m. Pacific Time, on March 3, 2025. We encourage you to access the Annual Meeting prior to the start time. Online access will open at 8:45 a.m. Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at https://www.cstproxy.com/mobixlabs/am2025.

What proposals will be voted on at the Annual Meeting? What is the Board’s voting recommendation?

At the Annual Meeting, stockholders will be asked to consider the Proposals. THE BOARD RECOMMENDS VOTING “FOR” EACH OF THE PROPOSALS.

Will any other business not discussed in this Proxy Statement come before the Annual Meeting?

Pursuant to the amended and restated bylaws of the Company (the “Bylaws”), the business transacted at the 2025 Annual Meeting of Stockholders will be limited to the purposes stated in the notice of the meeting, as well as any other business that properly comes before the meeting in accordance with Delaware law and our Bylaws.

What is the quorum requirement?

A quorum of stockholders is necessary to hold the Annual Meeting and vote upon each of the Proposals. The presence, by virtual attendance, remote communication or represented by proxy duly authorized, of the holders of a majority in voting power of the then outstanding shares of capital stock of the Company entitled to vote at the meeting shall constitute a quorum for the transaction of business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Annual Meeting. Abstentions will be counted toward the quorum requirement.

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If there is no quorum, the Annual Meeting may be adjourned to another date by the holders of a majority of shares present by virtual attendance at the meeting or represented by proxy or by the chairperson of the meeting without any action by the stockholders to permit further solicitation of proxies.

Who is entitled to vote and how many votes?

Each share of Class A Common Stock, $0.00001 par value per share (the “Class A Common Stock”), outstanding on the Record Date is entitled to one vote on all matters and each share of Class B Common Stock, $0.00001 par value per share (the “Class B Common Stock,” and together with Class A Common Stock, the “Common Stock”), is entitled to ten votes on all matters. Holders of Class A Common Stock and holders of Class B Common Stock will vote together on all proposals as a single class.

The Record Date for the Annual Meeting is the close of business on January 10, 2025. As of the Record Date, 34,912,774 and 2,004,901 shares of Class A Common Stock and Class B Common Stock, respectively, were outstanding. Only holders of record of Common Stock as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote electronically during the Annual Meeting, vote by proxy using the enclosed proxy card, or vote by proxy over the Internet by following the instructions on the enclosed proxy card. We urge you to vote by proxy, regardless of whether you plan to attend the Annual Meeting, to ensure your vote is counted. You may still attend the Annual Meeting and vote electronically during the meeting even if you have already voted by proxy.

●	To vote your shares electronically during the Annual Meeting, follow the instructions above for participating in the Annual Meeting. Join the Annual Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website.

●	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, your shares will be voted as you direct.

●	To vote over the Internet, go to https://www.cstproxy.com/mobixlabs/am2025 and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on March 2, 2025 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote your shares electronically during the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent and register in advance by following the instructions above, join the Annual Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

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How do I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

●	delivering, to the attention of the Secretary at the address on the first page of this Proxy Statement, a written notice of revocation of your proxy;

●	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet); or

●	attending the Annual Meeting and voting electronically, as indicated above under “How do I vote?”. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

If I vote in advance, can I still attend the Annual Meeting?

Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet so that your shares will be represented at the Annual Meeting. However, returning your proxy card does not affect your right to attend the Annual Meeting.

How many votes are required for the approval of each of the Proposals, and how will abstentions and broker non-votes be treated?

Vote Required

The affirmative vote of a majority of votes cast by the holders of Class A Common Stock and Class B Common Stock present by virtual attendance or represented by proxy at the Annual Meeting, voting together as a single class, is required for the approval of each of the Proposals.

Abstentions

A stockholder may abstain from voting with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum. For the Proposals, abstentions will not be counted as votes cast and will have no effect on the vote.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. We believe that Proposal 1 in this Proxy Statement is a non-routine proposal and that Proposal 2 in this Proxy Statement is a routine proposal; therefore, your broker, bank or other agent will not be entitled to vote on Proposal 1 without your instructions. Broker non-votes will not be counted for purposes of determining the existence of a quorum or be counted as votes cast and will have no effect on the vote on the Proposals.

Can the Annual Meeting be adjourned?

Our Bylaws provide that the chairperson of the Annual Meeting may decide to adjourn the Annual Meeting without any action by the stockholders as appropriate for the proper conduct of the meeting of stockholders. Additionally, the stockholders present by a majority in voting power may decide to adjourn the Annual Meeting until a quorum has been obtained.

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What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or should be received by 11:59 p.m. Pacific Time on the day prior to the date of the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.

What does it mean if I receive more than one proxy card from the Company?

If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card that you receive.

Can I ask questions at the virtual Annual Meeting?

Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Annual Meeting. To ensure the orderly conduct of the Annual Meeting, we encourage you to submit questions during the Annual Meeting by going to https://www.cstproxy.com/mobixlabs/am2025 and logging in with your control number.

During the Annual Meeting, we will spend up to 10 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure, including the topics and types of questions that will be accepted, will be posted on the Annual Meeting website during the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card to ask questions during the Annual Meeting.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and in accordance with our rules of conduct for the Annual Meeting.

How do I ask questions during the Annual Meeting?

If you are a stockholder of record, or a beneficial owner who registered in advance by following the instructions above, you can join the Annual Meeting as a “Stockholder” with your control number and may submit questions during the Annual Meeting at https://www.cstproxy.com/mobixlabs/am2025.

Will a stockholder list be available for inspection?

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders for any purpose germane to the Annual Meeting for 10 business days prior to the Annual Meeting at Mobix Labs, Inc., 15420 Laguna Canyon Rd., Suite 100, Irvine, CA 92618, between the hours of 9:30 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at https://www.cstproxy.com/mobixlabs/am2025. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee.

How can I find out the results of the voting at the Annual Meeting?

We will report the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting, a copy of which will also be available on our website at https://investors.mobixlabs.com/.

Whom can I contact for further information?

If you have any questions, please contact Investor Relations at investors@mobixlabs.com or 1-949-888-8088.

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PROPOSAL 1: THE DIRECTOR ELECTION PROPOSAL

Overview

Pursuant to the Company’s certificate of incorporation (as amended, the “Charter”), the board of directors (the “Board”) is currently divided into three classes with only one class of directors being appointed in each year and each class serving a three-year term. In addition, pursuant to the Charter, so long as any shares of Class B Common Stock remain outstanding, the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding will be entitled to elect three members of the Board (“Class B Directors”) and for so long as there are three Class B Directors, each class will contain no more than one Class B Director. The Charter provides that each director will serve until his or her successor will be duly elected at the Company’s annual meeting of stockholders held in the third year following the year of their election (subject to the earlier term limits described in the paragraph below) and qualified or until his or her earlier resignation, removal from office, death or incapacity.

Our current directors and classifications are as follows:

Class I – Expiring 2025	Class II – Expiring 2026	Class III – Expiring 2027
Kurt Busch William Carpou Fabrizio Battaglia (Class B)	David Aldrich Frederick Goerner Keyvan Samini (Class B)	Michael Long James Peterson (Class B)

Accordingly, three Class I directors (consisting of (i) two Class I directors elected by holders of Class A Common Stock and Class B Common Stock and (ii) one Class B Class I director elected by the holders of Class B Common Stock) will be elected to the Board with each Class I director having a term that expires at the third annual meeting of stockholders following the Annual Meeting, or, in each case, until their respective successors are duly elected and qualified, or until their earlier resignation, removal, death or incapacity.

Director Nominees

The Board has nominated each of Kurt Busch and William Carpou to serve as Class I directors of the Company. Separately, the holders of a majority of the voting power of the shares of Class B Common Stock then outstanding have nominated Fabrizio Battaglia to serve as the Class B Director for Class I.

Following is certain biographical information about the nominees for Class I director, each an independent director as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules, to be elected by the holders of Class A Common Stock and Class B Common Stock voting together as a single class:

Kurt Busch Director since 2021 Age: 54	Kurt Busch has served as a member of our Board since February 2021. Mr. Busch is also the co-Founder and Chief Executive Officer of Syntiant Corp., an AI company specializing in delivering end-to-end deep learning solutions for always-on applications. From November 2015 until April 2017, Mr. Busch served as the Chief Executive Officer at Busch Toschi, LLC, advising technology companies regarding sales, marketing, business development and strategic options. From August 2011 to November 2015, Mr. Busch served as President, Chief Executive Officer and member of the Board at Lantronix, a global provider of secure data access and management solutions for Internet of Things and information technology. Mr. Busch has also served in leadership positions at Mindspeed Technologies, Inc. from October 2006 to August 2011. Mr. Busch studied at the University of California at Irvine, graduating with a Bachelor of Science degree in electrical and computer engineering and a Bachelor of Science degree in biological science. He later earned his Masters of Business Administration from Santa Clara University in 1998. In 2021, Mr. Busch was named Ernst & Young’s Entrepreneur of the Year 2021 Pacific Southwest - Orange County. We believe that Mr. Busch is qualified to serve as a member of the Board because of his extensive industry experience, coupled with his previous high-level positions in the industry.

William Carpou Director since 2021 Age: 70

William Carpou has served as a member of our Board since June 2021. Mr. Carpou has served as the chief executive officer of Octane OC, a nonprofit in California focused on fostering technology industry growth and creating new companies and jobs in Orange County, since May 2015. He also serves on the Board of Directors of Priveterra Acquisition Corp II, is Chairman of the Board of NextWave OC and is on the President’s Advisory Council of Villanova University. Additionally, Mr. Carpou is a Board Advisor for Children’s Hospital Orange County. Mr. Carpou holds a Bachelor of Science degree in marketing from Villanova University. His extensive experience in sales, private equity, and various senior executive positions, along with his philanthropic efforts, make him a valuable member of the Board.

Following is certain biographical information about the nominee for Class B Class I director to be elected by the holders of Class B Common Stock:

Fabrizio Battaglia Director since 2023 Age: 61

Fabrizio Battaglia has served as our Chief Executive Officer since July 2020 and has served as a member of our Board since December 2023. From April 2007 to May 2018, Mr. Battaglia was the Senior Vice President at Microsemi, now known as Microchip Technology Inc., a company specializing in semiconductor and systems solutions for the communications, defense, security, aerospace, and industrial markets. Prior to this, Mr. Battaglia occupied various executive roles at prominent semiconductor companies, including Texas Instruments and Maxim Integrated Products. Additionally, Mr. Battaglia possesses experience in the automotive sector, having been employed by engineering firms with automotive clients. Mr. Battaglia earned a Bachelor of Science degree in electrical engineering from Lawrence Technological University in Michigan. His extensive industry knowledge and experience render him highly qualified to serve on the Board.

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Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee as entitled to vote. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. Each of the nominees is a current member of our Board and has consented to serve if elected, and we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Vote Required for Approval

Our Bylaws provide for majority voting for the election of class directors. Under this majority voting standard, with respect to the election of the Class I directors (other than the single Class B Director to be elected by the holders of Class B Common Stock) the affirmative vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock present by virtual attendance or represented by proxy at the Annual Meeting, voting together as a single class, is required for the election of a director in an election, which means that the number of votes cast for a director must exceed the number of votes cast against such director.

Separately, with respect to the election of the Class B Director, a majority of the voting power of the shares of Class B Common Stock then outstanding present by virtual attendance or represented by proxy at the Annual Meeting is required for the election of the Class B Class I director.

Stockholders cannot vote for a greater number of persons than the nominees named. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes that are “WITHHELD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Broker non-votes will have no effect on this proposal.

Pursuant to our Bylaws, director nominees who are incumbent directors must submit an irrevocable resignation in the event he or she fails to receive a majority of the votes cast in an uncontested election of directors. The Nominating Committee of our Board will then consider any such offer to resign and make a recommendation to our Board on whether to accept or reject the resignation. Taking into account the recommendation of the Nominating Committee, our Board will determine whether to accept or reject any such resignation within 90 days after the certification of the election results, and we will report such decision in a press release, filing with the SEC or by other public announcement. If an incumbent director’s resignation is accepted by our Board, then our Board may fill the resulting vacancy or decrease the size of our Board in accordance with our Bylaws. If a director’s resignation is not accepted by our Board, such director will continue to serve until his or her successor is duly elected and qualified, or his or her earlier death, resignation, retirement or removal. For the purposes of applying this majority voting standard, an election is considered “uncontested” if no stockholder provides notice of its intention to nominate one or more candidates to compete with our Board’s nominees in the manner required by our Bylaws, or if any such stockholder has withdrawn all such nominations on or before the close of business ten days prior to the filing our definitive proxy statement with the SEC.

Recommendation of the Board

THE BOARD RECOMMENDS THAT MOBIX STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES TO THE BOARD.

Vote Required – Kurt Busch and William Carpou

The affirmative vote of a majority of votes cast by the holders of Class A Common Stock and Class B Common Stock present by virtual attendance or represented by proxy at the Annual Meeting, voting together as a single class, is required to elect Messrs. Kurt Busch and William Carpou.

Vote Required – Fabrizio Battaglia

The affirmative vote of a majority of the voting power of the shares of Class B Common Stock then outstanding present by virtual attendance or represented by proxy at the Annual Meeting is required to elect Fabrizio Battaglia.

Board Recommendation

THE BOARD RECOMMENDS VOTING “FOR” EACH OF THE NOMINEES INCLUDED IN THE DIRECTOR ELECTION PROPOSAL.

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PROPOSAL 2: APPROVAL OF THE 2025 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PROPOSAL

The audit committee of the Board has appointed PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2025. PWC has audited our financial statements since 2022. Representatives of PWC are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of PWC is not required by our Bylaws or other applicable legal requirements. However, the Board is submitting the selection of PWC to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended September 30, 2024 and 2023 by PWC, our independent registered public accounting firm.

	2024	2023
Audit Fees(1)	$1,934,015	$3,051,335
Audit-Related Fees	––	––
Tax Fees	––	––
All Other Fees(2)	$2,000	$2,000
Total	$1,936,015	$3,053,335

(1)	“Audit Fees” consist of professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Fees also included professional services rendered in connection with various registration statements, comfort letters, and consents issued throughout the fiscal years.
(2)	This category consists of fees for products and services other than the services reported above, including fees for subscription to PwC’s disclosure checklist tool. The Audit Committee has determined that the non-audit services rendered by PwC were compatible with maintaining its independence. All such non-audit services were pre-approved by the Audit Committee pursuant to the pre-approval policy set forth below.

Pre-Approval Policies and Procedures

Pursuant to its charter, our audit committee is responsible for pre-approving all audit and permissible non-audit services and related engagement fees and terms for services provided to us by our independent registered public accounting firm (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible). The audit committee’s charter gives the audit committee the power to delegate to one or more members of the audit committee the authority to pre-approve audit and permissible non-audit services. The audit committee has all of the audit and permissible non-audit services covered by the audit fees.

Vote Required

The affirmative vote of a majority of votes cast by the holders of Class A Common Stock and Class B Common Stock present by virtual attendance or represented by proxy at the Annual Meeting, voting together as a single class, is required for the approval of the Ratification of Selection of Independent Registered Public Accounting Firm Proposal.

Board Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE RATIFICATION OF APPOINTMENT of PRICEWATERHOUSECOOPERS LLP FOR THE 2025 FISCAL YEAR.

Audit Committee Report

The audit committee has reviewed and discussed our 2024 audited consolidated financial statements with management. The audit committee has discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the audit committee recommended to the Board that our audited consolidated financial statements be included in our 2024 Annual Report on Form 10-K for filing with the SEC.

Kurt Busch, Chair

William Carpou

Frederick Goerner

The Audit Committee of the Board of Directors

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MANAGEMENT

Executive Officers and Directors

The following sets forth certain information, as of the date of this prospectus, concerning each of our executive officers and directors. Biographical information on Kurt Busch, William Carpou and Fabrizio Battaglia are included above in “Proposal 1 – The Director Election Proposal.”

Name	Age	Position
Executive Officers
Fabrizio Battaglia	61	Chief Executive Officer and Director
Keyvan Samini	58	President, Chief Financial Officer and Director
James Aralis	69	Chief Technology Officer

Non-Employee Directors
James Peterson	69	Director
David Aldrich	76	Director
Kurt Busch	54	Director
William Carpou	70	Director
Frederick Goerner	76	Director
Michael Long	66	Director

Keyvan Samini. Keyvan Samini has served as our President since August 2022 and as a director since December 2023. He has also served as our Chief Financial Officer since September 2020 and as our General Counsel since August 2022. From June 2014 to March 2022, Mr. Samini served as Director of Pitchtime, Inc., a software development company dedicated to developing wireless communications technology to help businesses better communicate with customers from a single platform. He also served as Chief Executive Officer of Pitchtime, Inc. from 2016 to July 2020. Mr. Samini has also served in leadership positions at RFaxis, Inc., a company that developed disruptive semiconductor technology, from 2008 to 2016. Mr. Samini studied at the University of Wisconsin - Madison, graduating with a Bachelor of Science degree in economics and mathematics. He later earned his Master of Liberal Arts, Finance at Harvard University, Masters of Business Administration from University of Southern California Marshall School of Business and Juris Doctor from Ohio State University Moritz College of Law. We believe that Mr. Samini is qualified to serve as a member of the Board because of his extensive experience in the semiconductor and software industries, as well as his experience scaling growth in technology organizations and working with institutional investors in portfolio companies.

James Aralis. James Aralis has served as our Chief Technology Officer since May 2022. Mr. Aralis has spent more than 40 years in the development of analog, digital, and mixed signal integrated circuits, systems, and software/firmware. Mr. Aralis has also contributed to the development of custom analog device and process technologies and CAD systems. From January 2007 to June 2018, he also served as Chief Technology Officer, as well as senior vice president of advanced development, of Microsemi, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. Since retiring in June 2018, Mr. Aralis has spent his time consulting, advising and serving on boards of various companies and philanthropic organizations. Mr. Aralis studied at University of California, Los Angeles, graduating with a Bachelor of Science in Math Applied Science and Physics and a Master of Science in Electrical Engineering. Mr. Aralis holds numerous patents and publications and has given technical and keynote presentations in many conferences across the world.

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Non-Employee Directors

James Peterson. James Peterson has served as a member of our Board since February 2021 and as the Executive Chairman of the Board since November 2021. From 2000 to 2018, Mr. Peterson served as Chief Executive Officer and Chairman of Microsemi Corporation, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. We believe that Mr. Peterson is qualified to serve as a member of the Board because of his experience as a former president and chief executive officer of a previously publicly-traded company prominent in the semiconductor industry.

David Aldrich. David Aldrich has served as a member of our Board since February 2021. Mr. Aldrich also currently serves on the Board of indie Semiconductor and Belden, a connection solutions company. From 2002 to 2016, Mr. Aldrich was the Chief Executive Officer of Skyworks, a developer of high-performance mobile communications solutions. He later served as Chairman of Skyworks from 2018 to 2021. Mr. Aldrich studied at Providence College, graduating with a Bachelor of Arts degree in political science. He later earned his Masters of Business Administration from the University of Rhode Island. He is a past recipient of the Ernst & Young New England Entrepreneur of the Year Award in the semiconductor category and was named CEO of the Year by the Massachusetts Technology Leadership Council. We believe that Mr. Aldrich is qualified to serve as a member of the Board because of his various high-level positions at companies within the semiconductor and communications industry.

Frederick Goerner. Frederick Goerner has served as a member of our Board since February 2021. From April 2011 to March 2018, Mr. Goerner served as Senior Vice President of Worldwide Sales of Microsemi Corporation, now Microchip Technology Inc., a technology company specializing in semiconductor and systems solutions for communications, defense and security, aerospace and industrial markets. Mr. Goerner also had leadership roles at Texas Instruments, Transdimension Inc. and Oxford Semiconductor Inc. Mr. Goerner studied at the University of Buffalo, graduating with a Bachelor of Science degree in electrical engineering. We believe that Mr. Goerner is qualified to serve as a member of the Board because of his experience in the industry, as well as his various leadership roles at different companies.

Michael Long. Michael Long has served as a member of our Board since January 22, 2024. From May 2009 until May 2022 was the former chairman, president and chief executive officer of Arrow Electronics, Inc. (“Arrow”). Prior to being named chief executive officer in May 2009, Mr. Long served as president and chief operating officer of Arrow, with responsibility for all of the company’s operations and business units. Before that, Mr. Long served as senior vice president of Arrow and president of the company’s Global Components business with responsibility for overseeing Arrow’s semiconductor, passive, electromechanical and connector products and services businesses worldwide. Mr. Long had been employed by Arrow since 1991 when Arrow merged with Schweber Electronics, a company where he held various leadership roles from 1983 to 1990. In 1994, Mr. Long was president, Capstone Electronics, an Arrow company, and from 1995 to 1999, he was president of Gates/Arrow Distributing. From 1998 to 2005, Mr. Long was president and chief operating officer of Arrow North American Computer Products (now Arrow Enterprise Computing Solutions). Mr. Long also served as president of North America and Asia/Pacific components. Mr. Long holds a bachelor’s degree in business administration from the University of Wisconsin and attended the Milwaukee School of Engineering. He is active in the Young Presidents’ Organization, a global peer networking group. Mr. Long served on the board of directors of AmerisourceBergen from May 2006 until March 2023 and currently serves on the boards of the following nonprofit organizations: UC Health and the National Western Stock Show.

Corporate Governance

Classified Board of Directors

In accordance with our Certificate of Incorporation, as amended (the “Charter), the Board is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

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On December 18, 2023, (i) Fabrizio Battaglia, Kurt Busch and William Carpou were elected to serve as Class I directors with a term expiring at the Company’s 2025 annual meeting of stockholders, (ii) David Aldrich, Frederick Goerner and Keyvan Samini were elected to serve as Class II directors with a term expiring at the Company’s 2026 annual meeting of stockholders, and (iii) Dr. Jiong Ma and James Peterson were elected to serve as Class III directors with a term expiring at the Company’s 2027 annual meeting of stockholders, in each case, effective on December 21, 2023. On January 22, 2024, we and Dr. Ma entered into a Resignation and Release Agreement, pursuant to which Dr. Ma resigned from the Board as a director, effective January 22, 2024. We appointed Mr. Michael Long to serve as a Class III director of the Board for a term expiring at the 2027 annual meeting of stockholders.

Family Relationships

There are no family relationships among any of the executive officers or directors of the Board.

Director Independence

The Board has determined, based on information provided by each director concerning his background, employment and affiliations, that Messrs. Aldrich, Busch, Carpou, Goerner and Long do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our securities by each non-employee director and the transactions described in the section titled “Certain Mobix Labs Relationships and Related Person Transactions.”

Meetings of the Board

The Board held 4 meetings during 2024. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he was a director and (2) the total number of meetings of all Committees on which he served during the period in which he was a director. It is the policy of the Board to encourage its members to attend our Annual Meeting, but it is not required.

Committees of the Board of Directors

The Board currently has three standing committees: the audit committee, the compensation committee and a nominating committee. The Board has adopted a charter for each committee, each of which is available on the investor relations portion of our website. Members will serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

The following table shows the members of each of the Board committees and the number of committee meetings held during the 2024 fiscal year.

Director	Audit Committee	Compensation Committee	Nominating Committee
David Alrdrich		Member	Chair
Kurt Busch	Chair Financial Expert		Member
William Carpou	Member	Member	Member
Frederick Goerner	Member	Chair
Meetings in 2024	4	1	-

Audit Committee

The audit committee consists of Kurt Busch, William Carpou and Frederick Goerner, with Kurt Busch serving as chair and as the “audit committee financial expert” within the meaning of the SEC regulations. The Board determined that each of Messrs. Kurt Busch, William Carpou and Frederick Goerner meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq listing standards and also meets the financial literacy requirements of the Nasdaq listing standards.

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The primary functions of the audit committee include:

●	helping the Board oversee our corporate accounting and financial reporting processes;

●	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

●	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	overseeing our policies on risk assessment and risk management;

●	overseeing compliance with our code of business conduct and ethics;

●	reviewing related person transactions; and

●	approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee consists of Frederick Goerner, David Aldrich and William Carpou, with Frederick Goerner serving as chair. The Board determined that Frederick Goerner, David Aldrich and William Carpou each meet the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq listing standards, including the heightened independence standards for members of a compensation committee.

The primary purpose of our compensation committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of the compensation committee are expected to include, among other things:

●	reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our chief executive officer, other executive officers and senior management;

●	reviewing, evaluating and recommending to the Board succession plans for our executive officers;

●	reviewing and recommending to the Board the compensation paid to our non-employee directors;

●	administering our equity incentive plans and other benefit programs;

●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.

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Nominating Committee

The nominating committee consists of David Aldrich, Kurt Busch and William Carpou, with David Aldrich serving as chair. The Board determined that David Aldrich, Kurt Busch and William Carpou each meet the definition of “independent director” under the Nasdaq listing standards.

Our nominating committee is responsible for, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

●	instituting plans or programs for the continuing education of the Board and the orientation of new directors;

●	developing and making recommendations to the Board regarding corporate governance guidelines and matters;

●	overseeing our corporate governance practices;

●	overseeing periodic evaluations of the Board’s performance, including committees of the Board; and

●	contributing to succession planning.

The Nominating Committee is governed by a charter that complies with the rules of Nasdaq. In selecting director nominees for election by the stockholders or appointment by the Board consistent with the Board’s criteria for new directors, the Nominating Committee considers, among other criterion, knowledge, experience, skills, diversity and expertise so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, Nasdaq listing standards or the Company’s Bylaws.

Board Leadership Structure

The Board is responsible for selecting the Chief Executive Officer and the Chairman of the Board; both of these positions may be held by the same person or by two separate individuals. Currently, Fabrizio Battaglia serves as the Chief Executive Officer and James Peterson serves as the Chairman of the Board. The Board believes separating the positions of Chairman of the Board and Chief Executive Officer allows the Chief Executive Officer to focus on the Company’s day-to-day business and operations, while allowing our Chairman to lead the Board in its fundamental role of providing advice to and oversight of management.

Role of Board of Directors in Risk Oversight Process

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board is regularly informed of such risks through committee reports and otherwise. While the Board oversees our risk management, management is responsible for day-to-day risk management processes.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or in the past year have served, as members of the Board or compensation committee of any entity that has one or more executive officers serving on the Board.

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Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on the investor relations portion of our website. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of business conduct and ethics on our website rather than by filing a Current Report on Form 8-K.

Insider Trading Policy

We have an insider trading policy and procedures that govern the purchase, sale and/or other dispositions of our securities by directors, officers, and employees, together with their immediate family members and other persons living in their households. We believe our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable Nasdaq standards. In addition, it is the policy of the Company to comply with applicable U.S. securities laws, including laws, rules and regulations related to trading in our securities. A copy of our Insider Trading Policy was filed as an exhibit to our Form 10-K for the year ended September 30, 2024.

Limitation on Liability and Indemnification of Officers and Directors

The Bylaws provide that our directors and officers will be indemnified and advanced expenses by the Company to the fullest extent permitted by applicable law. In addition, the Charter provides that our directors and officers will not be liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors and officers, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Bylaws also permit the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancement provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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EXECUTIVE COMPENSATION

The following tables and accompanying narrative set forth information about the compensation for our fiscal year ended as of September 30, 2024 and 2023 provided to our principal executive officer and the other executive officers (other than the principal executive officer) who were serving as executive officers as of September 30, 2024. These individuals, and who are referred to in this section as “named executive officers,” and their positions were as follows:

●	Fabrizio Battaglia: Chief Executive Officer and Director

●	Keyvan Samini: President, Chief Financial Officer and Director

●	James Aralis: Chief Technology Officer

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended September 30, 2024 and September 30, 2023.

		Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)	($)(2)	($)(3)	($)
Fabrizio Battaglia	2024	509,012	450,000	—	—	321,203	1,280,215
Chief Executive Officer and Director	2023	390,000	—	—	—	13,050	403,050
Keyvan Samini	2024	469,857	450,000	—	—	321,188	1,241,045
President and Chief Financial Officer	2023	360,000	—	—	—	11,250	371,250
James Aralis	2024	161,000	—	—	—	11,250	172,250
Chief Technology Officer	2023	192,000	—	—	769	—	192,769

(1)	Amounts in 2024 include $119,012 for Mr. Battaglia and $109,857 for Mr. Samini for cash paid in lieu of accrued vacation.

(2)	Amounts reflect the aggregate grant-date fair value of options granted pursuant to the 2020 Key Employee Equity Incentive Plan, as discussed below, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. We provide information regarding the assumptions used to calculate the value of all option awards made to named executive officers in Note 18 to our audited financial statements for the year ended September 30, 2024 included in Annual Report on Form 10-K filed with the SEC on December 26, 2024.

(3)	In fiscal 2023, for Messrs. Battaglia and Samini, includes auto and mobile phone allowances. In fiscal 2024, for Messrs. Battaglia and Samini, includes reimbursement for the payment of taxes owed.

Narrative Disclosure to Summary Compensation Table

For the fiscal years ended September 30, 2024 and 2023, the compensation program for our named executive officers consisted of base salary, cash bonus, equity awards, and certain standard employee benefits.

Employment Agreements

Mr. Battaglia entered into an amended and restated executive employment agreement to serve as our Chief Executive Officer, effective as of September 5, 2020 (the “Battaglia Prior Employment Agreement”). Pursuant to the Battaglia Prior Employment Agreement, Mr. Battaglia was entitled to receive a base salary of $390,000 per year and was also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which would be in the discretion of the Board. Additionally, on August 11, 2020, Mr. Battaglia was granted stock options to purchase 323,529 shares of our common stock.

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In connection with the execution of the business combination agreement, dated November 15, 2022 (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), by and among Chavant Capital Acquisition Corp. (“Chavant”), CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly-owned direct subsidiary of Chavant, and Mobix Labs, Inc. (“Legacy Mobix”), a Delaware corporation, on November 15, 2022, Mr. Battaglia entered into a binding Executive Employment Term Sheet, which amended the Battaglia Prior Employment Agreement. The Executive Employment Term Sheet was subsequently amended effective from March 26, 2023, the material terms of which are described below.

Mr. Samini entered into an amended and restated executive employment agreement to serve as our Chief Financial and Operating Officer, effective as of September 5, 2020 (the “Samini Prior Employment Agreement”). Pursuant to the Samini Prior Employment Agreement, Mr. Samini was entitled to receive a base salary of $360,000 per year and was also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. Additionally, on August 11, 2020, Mr. Samini was granted stock options to purchase 323,529 shares of common stock.

In connection with the execution of the Business Combination Agreement, on November 15, 2022, Mr. Samini entered into a binding Executive Employment Term Sheet, which amended the Samini Prior Employment Agreement. The Executive Employment Term Sheet was subsequently amended effective from March 26, 2023, the material terms of which are described below.

Mr. Aralis entered into an employment agreement with Mobix Labs to serve as its Chief Technology Officer, effective as of May 18, 2022 (the “Aralis Employment Agreement”). Pursuant to his employment agreement, Mr. Aralis was entitled to receive a base salary of $120,000 per year, which was based on one day per week, and any month which exceeded more than four days was compensated at a secondary rate of $2,000 per day.

The narrative below summarizes the payments and benefits that each named executive officer was eligible to receive on an annualized basis for the fiscal years ended September 30, 2024 and 2023 based on the Battaglia Prior Employment Agreement, the Samini Prior Employment Agreement and the Aralis Employment Agreement.

Base Salary

The base salary for each named executive officer was set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. The annual base salary earned by the named executive officers for each of the fiscal years ended September 30, 2024 and 2023 is set forth in the summary compensation table above under the column heading “Salary.” Amounts in the “Salary” column for the fiscal year ended September 30, 2024 also include $119,012 for each of Messrs Battaglia and Samini for cash paid in lieu of accrued vacation.

Bonus

In fiscal 2024, the Compensation Committee approved a bonus to each of Messrs. Battaglia and Samini in recognition of their efforts in connection with the completion of the Merger, which amount is set forth in the summary compensation table above under the column heading “Bonus.”

Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize executive officers to remain in our employment during the vesting period. Accordingly, our Board periodically reviews the equity incentive compensation of our named executive officers and grant equity incentive awards to them from time to time. On May 5, 2022, the following RSUs were granted to the following directors and executive officers: (i) James Peterson in the amount of 1,000,000 RSUs; (ii) Frederick Goerner in the amount of 1,000,000 RSUs; (iii) Fabrizio Battaglia in the amount of 2,000,000 RSUs; and (iv) Keyvan Samini in the amount of 2,000,000 RSUs. These RSUs originally vested upon the satisfaction of both time-based vesting requirements and performance conditions. These RSUs were amended on November 15, 2022 to provide for a three-year vesting schedule, with one-third of the total RSUs vesting on each anniversary of the closing of the Merger (the “Closing”). These RSUs were subsequently cancelled, effective March 26, 2023. As discussed below under “Post-Closing Executive Compensation” and “Director Compensation,” in exchange, Messrs. Peterson, Goerner, Battaglia and Samini received a commitment from us to issue one-half of that number of RSUs over three years, beginning on the first anniversary of the Closing, referred to as “Post-Closing RSUs.”

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Benefits and Perquisites

In the fiscal years ended September 30, 2024 and 2023, we provided benefits to our named executive officers on the same basis as provided to all of its employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, vacation and paid holidays. The named executive officers are also eligible to participate in our 401(k) plan.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table presents, for each of our named executive officers, information regarding outstanding equity awards as of September 30, 2024.

	Option Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price	Option Expiration Date
Fabrizio Battaglia	August 11, 2020	205,882	(1)			$0.17	8/11/2030
	August 11, 2020	117,647	(2)			$0.17	8/11/2030
	May 5, 2022
Keyvan Samini	August 11, 2020	205,882	(1)			$0.17	8/11/2030
	August 11, 2020	117,647	(2)			$0.17	8/11/2030
	May 5, 2022
James Aralis	May 1, 2022	10,000	(3)			$6.84	4/4/2032
	May 15, 2022	8,889		17,778	(4)	$6.84	4/4/2032
	April 15, 2023			183	(5)	$6.84	4/4/2032

Note: The numbers of shares in the table above have been adjusted to give effect to the 1:17 reverse stock split on February 5, 2021.

(1)	This option covering 205,882 shares of Class A Common Stock was granted under the 2020 Key Employee Equity Incentive Plan. This option is subject to a 14-month vesting schedule, with 10% of the total shares vesting on January 15, 2021, and 10% of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.

(2)	This option covering 117,647 shares of Class A Common Stock was granted under the 2020 Key Employee Equity Incentive Plan. This option is subject to a 14-month vesting schedule, with 10% of the total shares vesting on January 15, 2021, and 10% of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.

(3)	This option covering 10,000 shares of Class A Common Stock was granted under the 2022 Incentive Compensation Plan. This option is subject to a one-year vesting schedule, with 40% of the total shares vesting immediately, and 5% of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.

(4)	This option covering 26,667 shares of Class A Common Stock was granted on May 18, 2022 under the 2022 Incentive Compensation Plan. This option is subject to a four-year vesting schedule, with one-fourth of the total shares vesting on the annual anniversary of May 18, 2022, and 1/48th of the total shares vesting on each monthly anniversary thereafter, subject to the holder’s continuous service through each vesting date.

(5)	This option covering 183 shares of Class A Common Stock was granted on April 15, 2023 under the 2022 Incentive Compensation Plan. This option is subject to vest upon a change of control or 12 months from the date of grant if the Merger was not consummated.

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Post-Closing Executive Compensation.

Employment Arrangements for our Chief Executive Officer and President and Chief Financial Officer

Fabrizio Battaglia

We are a party to an Employment Term Sheet with Mr. Battaglia, pursuant to which he serves as our Chief Executive Officer with an initial term of two years, effective November 15, 2022, which will automatically renew for additional consecutive one-year terms unless either party provides the other party with 180 days’ notice of the intent not to renew prior to the expiration of the applicable terms.

Under his Employment Term Sheet, Mr. Battaglia is entitled to receive a base salary of $390,000 per year and is also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. In addition, Mr. Battaglia will be granted, on the first, second and third anniversaries of December 21, 2023, RSUs with respect to 333,333 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to Mobix Labs through the applicable grant dates and vesting dates. The RSUs will become fully vested in the event of a change of control, or if Mr. Battaglia’s employment is terminated either without cause or by him for Good Reason (as defined in the Employment Term Sheet).

If we terminate Mr. Battaglia’s employment without cause, or Mr. Battaglia resigns for Good Reason, Mr. Battaglia is entitled to (i) two times the amount of his base compensation and two times the amount of the target bonus amount in which termination occurs, payable in equal installments over 24 months, and (ii) subject to Mr. Battaglia’s election of COBRA continuation coverage, reimbursement for up to 24 months of subsidized COBRA benefits or if earlier, on the date on which he becomes covered under another group health plan. However, if we terminate Mr. Battaglia’s employment without cause, or Mr. Battaglia resigns for Good Reason during the period commencing 60 days prior to and ending 12 months following a change in control, the severance amount described immediately above shall be increased to three times (and paid in a lump sum payment), and the COBRA reimbursement will increase to 36 months.

Keyvan Samini

We are a party to an Employment Term Sheet with Mr. Samini, pursuant to which he serves as our President, and Chief Financial Officer with an initial term of two years, effective November 15, 2022, which will automatically renew for additional consecutive one-year terms unless either party provides the other party with 180 days’ notice of the intent not to renew prior to the expiration of the applicable terms.

Under his Employment Term Sheet, Mr. Samini is entitled to receive a base salary of $360,000 per year and is also eligible to receive performance-based cash bonuses up to 100% of his base salary, the amount and terms of which shall be in the discretion of the Board. In addition, Mr. Samini will be granted, on the first, second and third anniversaries of December 21, 2023, RSUs with respect to 333,333 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to us through the applicable grant dates and vesting dates. The RSUs will become fully vested in the event of a change of control, or if Mr. Samini’s employment is terminated either without cause or by him for Good Reason (as defined in the Employment Term Sheet).

If we terminate Mr. Samini’s employment without cause, or Mr. Samini resigns for Good Reason, Mr. Samini is entitled to (i) two times the amount of Mr. Samini’s base compensation and two times the amount of the target bonus amount in which termination occurs, payable in equal installments over 24 months, and (ii) subject to Mr. Samini’s election of COBRA continuation coverage, reimbursement for up to 24 months of subsidized COBRA benefits or if earlier, on the date on which Mr. Samini becomes covered under another group health plan. However, if we terminate Mr. Samini’s employment without cause, or Mr. Samini resigns for Good Reason during the period commencing 60 days prior to and ending 12 months following a change in control, the severance amount described immediately above shall be increased to three times (and paid in a lump sum payment), and the COBRA reimbursement will increase to 36 months.

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Equity and Cash Awards

On January 22, 2024, the Compensation Committee approved a cash award of $450,000 and, subject to stockholder approval of Mobix Labs stockholders, a grant of 2,550,000 restricted stock awards to each of Messrs. Battaglia and Samini in consideration of their efforts in connection with the public listing of our shares on Nasdaq. Subject to obtaining stockholder approval, each of the foregoing restricted stock awards will be made pursuant to a separate award agreement between us and the recipient.

The RSAs will vest at such time as determined by the Board.

Equity Compensation Plan Information

The following table provides information as of September 30, 2024, with respect to the shares of Class A Common Stock that may be issued under our compensation plans that existed prior to the Closing.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,204,100	(1)	$4.89	(2)	2,527,077	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	3,204,100		$4.89		2,527,077

(1)	Consists of Mobix Labs options and Mobix Labs RSUs granted under the Mobix Labs, Inc. 2022 Incentive Compensation Plan, the Mobix Labs, Inc. 2020 Key Employee Equity Incentive Plan and the Mobix Labs, Inc. 2020 Equity Incentive Plan (the “Prior Plans”).

(2)	Represents the weighted-average exercise price of outstanding Mobix Labs options.

(3)	Represents the number of securities remaining available for future issuance under the Prior Plans and the 2023 Equity Incentive Plan.

Director Compensation

Non-Employee Director Compensation Table for Fiscal Year 2024

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In 2021, we entered into board of directors agreements with our non-employee directors, including James Peterson, David Aldrich, Kurt Busch, William Carpou and Frederick Goerner. Under these agreements, we agreed to issue to each director an option to purchase 20,000 shares of Class A Common Stock. The option is subject to a one-year vesting schedule, with 8,000 shares vesting immediately, and the remaining 12,000 shares vesting at the rate of 1,000 shares per month over the 12 consecutive months thereafter, subject to the holder’s continuous service through each vesting date. We also agreed to reimburse the director for any reasonable costs and expenses incurred in connection with the director’s services requested by us and performed by the director. Each agreement will automatically renew on the date of director’s reelection unless the Board determines not to renew the agreement, or until a director’s earlier resignation, removal or death.

During the fiscal year ended September 30, 2024, our non-employee directors earned an annual cash retainer of $150,000.

In connection with the Closing, we amended the Board agreement with each of Mr. Peterson and Mr. Goerner. The amendment provides that the director will be granted, on the first, second and third anniversaries of December 21, 2023, RSUs with respect to 166,666 shares of Class A Common Stock, which will vest on the first anniversary of the applicable grant date, subject to his continuous service to Mobix Labs through the applicable grant dates and vesting dates. The RSUs will become fully vested in the event of a change of control, or if the director’s service is terminated either without cause or by him for Good Reason (as defined in the 2022 Plan).

On January 22, 2024, the Board approved non-employee director compensation that is designed to retain competent and experienced persons to serve as members of the Board. Non-employee directors will be entitled to receive an annual cash retainer, which will be payable quarterly and pro-rated for partial quarters, of $200,000 and reimbursement for expenses incurred for attending Board meetings. Non-employee Board members will also be entitled to receive awards under the 2023 Equity Incentive Plan annually and upon their initial appointment to the Board as follows:

●	Annual awards of 20,000 RSUs at the next Board meeting occurring after December 21, 2024; and

●	Upon initial election or appointment to the Board, a pro-rated amount of 20,000 RSUs for the partial year.

These RSUs will not be delivered until such time as determined by the Board.

In addition, the Board approved, and on January 3, 2025 the stockholders approved, the grant of RSUs to the following non-employee directors who were influential in the public listing  of our shares on Nasdaq:

●	James Peterson 1,050,000 RSUs

●	Frederick Goerner 1,050,000 RSUs

●	David Aldrich 50,000 RSUs

●	Kurt Busch 50,000 RSUs

●	William Carpou 50,000 RSUs

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

In response to Item 402(x)(1) of Regulation S-K, we do not grant new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Form 10-Q, 10-K, or 8-K that discloses material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of Class A Common Stock and Class B Common Stock by:

●	each person who is the beneficial owner of more than 5% of issued and outstanding shares of Class A Common Stock and Class B Common Stock;

●	each of our named executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of Class A Common Stock and Class B Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of the date of this Proxy Statement. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock beneficially owned by them.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Mobix Labs, Inc., 15420 Laguna Canyon Road. Suite 100, Irvine, CA 92618.

The percentage ownership of Class A Common Stock and Class B Common Stock is based on 34,912,774 shares of Class A Common Stock and 2,004,901 shares of Class B Common Stock, respectively, outstanding as of January 10, 2025.

Name and Address of Beneficial Owner	Number of Shares of New Mobix Labs Class A Common Stock(1)%		Number of Shares of New Mobix Labs Class B Common Stock	%	% of Total Voting Power
Directors and Executive Officers
Fabrizio Battaglia(2)	766,733	2.2%	125,000	6.2%	3.7%
Keyvan Samini(3)	766,733	2.2%	125,000	6.2%	3.7%
James Aralis(4)	59,493	*	—	—	*
James Peterson(5)	3,886,486	10.6%	1,449,275	72.3%	33.4%
David Aldrich(5)	169,628	*	—	—	*
Kurt Busch(5)	153,416	*	—	—	*
William Carpou(5)	173,369	*	—	—	*
Frederick Goerner(5)	634,252	1.8%	217,391	10.8%	5.1%
Michael Long	738,605	2.1%	—	—	1.3%
All Directors and Executive Officers as a Group (nine individuals)	7,348,715	19.3%	1,916,666	95.6%	48.2%
Five Percent and Greater Holders
Jiong Ma(6)	2,054,454	5.7%	—	—	3.7%
Chavant Capital Partners LLC(6)	2,054,454	5.9%	—	—	3.7%
Sage Hill Investors, LLC(7)	3,522,857	9.7%	—	—	6.4%
Armistice Capital, LLC(8)	5,755,396	14.2%	—	—	9.5%

(1)	The number of shares of Class A Common Stock beneficially owned by each person or entity includes any shares of Class B Common Stock (which is convertible for Class A Common Stock) beneficially owned by such person or entity.

* Less than one percent

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(2)	Includes 318,204 shares of Class A Common Stock and 125,000 shares of Class B Common Stock held of record by The Battaglia Trust. Fabrizio Battaglia is Trustee of The Battaglia Trust and may be deemed to have voting and investment power over securities held thereby. Includes options to purchase 323,529 shares of Class A Common Stock exercisable within 60 days of January 10, 2025.

(3)	Includes (i) 171,146 shares of Class A Common Stock and 125,000 shares of Class B Common Stock held of record by The KSSF Trust, dated November 27, 2012 (the “KSSF Trust”), (2) 73,529 shares of Class A Common Stock held of record by The KSLI Trust, dated December 7, 2012 (the “KSLI Trust”), (iii) 73,529 shares of Class A Common Stock held of record by The SSLI Trust dated December 7, 2012 (“SSLI Trust”). Keyvan Samini is Trustee of The KSSF Trust and The SSLI Trust, and may be deemed to have voting and investment power over securities held thereby. Keyvan Samini’s spouse is the Trustee of The KSLI Trust and may be deemed to have voting and investment power over securities held thereby. Includes options to purchase 323,529 shares of Class A Common Stock exercisable within 60 days of January 10, 2025.

(4)	Includes options to purchase 36,850 shares of Class A Common Stock exercisable within 60 days of January 10, 2025.

(5)	Includes options to purchase 153,416 shares of Class A Common Stock exercisable within 60 days of January 10, 2025.

(6)	Includes 1,241,552 Private Placement Warrants and 795,958 shares of Class A Common Stock held by Chavant Family Office LLC. Dr. Jiong Ma is the sole member of Chavant Family Office LLC and has voting and dispositive power over the securities held directly by Chavant Family Office LLC. The business address of Chavant Family Office LLC and Dr. Ma is 445 Park Avenue, 9th Floor, New York, NY 10022.

(7)	This amount is based on Amendment No. 1 to Schedule 13G filed with the SEC on November 11, 2024, by Sage Hill Investors, LLC. Sage Hill has sole voting power with respect to 1,380,000 shares and sole power to dispose of or direct the disposition of 1,380,000 shares. In addition, the amount shown in the table reflects an additional 1,500,000 shares of Class A Common Stock issuable upon exercise of the Sage Hill Warrant. The business address of Sage Hill is 1307 Carter Street, Chattanooga, TN 37402.

(8)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the holder from exercising that portion of the warrants that would result in the holder and its affiliates owning, after exercise, a number of shares of Class A Common Stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

The Board has adopted a written related party transactions policy that requires that related party transactions (as defined below) be reviewed and, if appropriate, approved by the Board’s audit committee, subject to certain exceptions. Our related party transactions policy is designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

A “related party transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “related party” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;

●	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities; and

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting securities, and any person (other than a domestic employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting securities.

On August 3, 2023, Legacy Mobix issued a promissory note having a principal balance of $100,000 to Mr. James Peterson, the company’s director. The note, which matured on August 22, 2023, did not bear interest and was unsecured. In connection with the note, Legacy Mobix agreed to issue the purchaser warrants to purchase 2,924 shares of Legacy Mobix Common Stock at an exercise price of $6.84 per share. The note was assumed in connection with the Closing.

Indemnification

Legacy Mobix has entered into indemnification agreements with Mr. Fabrizio Battaglia, its Chief Executive Officer and Mr. Keyvan Samini, its Chief Financial Officer, and Mobix Labs entered into new indemnification agreements, with each of its directors and executive officers. The indemnification agreements provide that Mobix Labs will indemnify each of its directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as a director or officer of Mobix Labs, to the fullest extent permitted by Delaware law, the Charter and the Bylaws.

The Charter of Mobix Labs contains a provision limiting the liability of directors and certain officers of Mobix Labs for monetary damages for breach of fiduciary duty, and the Bylaws provide that Mobix Labs will indemnify each of its present and former directors and officers in those capacities or for serving other business enterprises at its request, to the fullest extent permitted under Delaware law. In addition, the Bylaws provide that, to the fullest extent permitted by Delaware law, Mobix Labs will advance all expenses incurred by its present and former directors and officers in connection with a legal proceeding involving his or her status as a director or officer of Mobix Labs, except that present directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

Guarantee of Loan

On October 19, 2023, Legacy Mobix borrowed $150,000 from an unrelated finance company, which loan is secured by substantially all assets of Legacy Mobix and is guaranteed by Keyvan Samini, the President, Chief Financial Officer, General Counsel and a director of Mobix Labs. The loan matured in November 2024 and was repaid in full.

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Subscription Agreement

On December 19, 2023, Chavant entered into a subscription agreement with Michael Long, who was appointed as a director of Mobix Labs on January 22, 2024, pursuant to which Mr. Long agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 300,000 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $3,000,000, on the terms and subject to the conditions set forth in the subscription agreement. Mobix Labs registered for resale the shares received by Mr. Long pursuant to the subscription agreement and upon exercise of the warrant. Pursuant to the subscription agreement, Mobix Labs agreed to issue additional shares of Class A Common Stock to Mr. Long in the event that the Adjustment Period VWAP during the Adjustment Period is less than $10.00 per share. In such case, Mr. Long was entitled to receive a number of shares of Make-Whole Shares equal to the product of (x) the number of shares of Class A Common Stock issued to him at the closing of the subscription and held by him through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP. In the event that the Adjustment Period VWAP is less than $7.00, the Adjustment Period VWAP will be deemed to be $7.00. On November 4, 2024, Mr. Long received 738,605 Make-Whole Shares.

In connection with the execution of the subscription agreement, Legacy Mobix issued to Mr. Long a warrant to purchase 100,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the subscription agreement. The warrant was exercised at the closing of the subscription agreement and, following net settlement into 99,900 shares of Mobix Labs Stock, converted into 99,900 shares of Class A Common Stock in connection with the Closing.

Pre-Merger Related Party Transactions of Chavant

Registration Rights

In connection with the Closing and as contemplated by the Business Combination Agreement, the Company and certain holders entered into the Amended and Restated Registration Rights and Lock-Up Agreement, dated December 21, 2023 (the “Amended and Restated Registration Rights and Lock-Up Agreement”), pursuant to which, among other things, the Company is obligated to file a registration statement to register the resale of certain securities of Mobix Labs held by certain holders (which obligation is intended to be satisfied by the filing of the registration statement of which this prospectus is a part) and to use reasonable best efforts to cause the registration statement to become effective as soon as reasonably practical after the initial filing of the registration statement. This registration statement was filed on June 6, 2024. The Amended and Restated Registration Rights and Lock-Up Agreement also provides certain holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain exceptions, the Amended and Restated Registration Rights and Lock-Up Agreement further provides the Founder Equityholders and Legacy Mobix Holders shall not transfer their Common Stock until (a) with respect to 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing and the date on which the VWAP of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing or (b) with respect to the remaining 50% of such shares, for a period ending on the earlier of the one-year anniversary of the Closing and the date on which the VWAP of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the Closing. The restriction on transfers contained in the Amended and Restated Registration Rights and Lock-Up Agreement expired on December 23, 2024.

Administrative Services

The Company paid Chavant Capital Partners LLC (the “Sponsor”) $10,000 per month for office space, and secretarial and administrative services provided to members of the Company’s management team prior to the Closing. Upon completion of the Merger, the Company ceased paying these monthly fees.

For the nine months ended September 30, 2023 and 2022, the Company incurred expenses of $90,000 and $90,000 under the administrative services agreement, respectively, of which $150,000 and $80,000 were included in accrued expenses as of September 30, 2023 and December 31, 2022, respectively .

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Related Party Notes

On January 6, 2023, the Company issued an unsecured convertible promissory note in the aggregate principal amount of $300,000 to the Sponsor, under which the Company was permitted to draw down non-interest bearing loans which are made by the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to Chavant (the “Working Capital Loans”) from time to time prior to the maturity date up to such aggregate principal amount. The Company drew down the full amount of the Working Capital Loans under such promissory note. As of September 30, 2023, the Company had drawn down $1,150,000 under the Working Capital Loans. The Chairman of the Board of Chavant, Dr. Auberton-Hervé, and/or STAR SCI, an entity affiliated with him, and another existing investor in the Sponsor and/or persons affiliated with such investor provided the funds to the Sponsor for the foregoing Working Capital Loans. On June 22, 2023, the Company issued an unsecured non-convertible promissory note in the aggregate principal amount of up to $500,000 to its Sponsor under which the Company was permitted to draw down Working Capital Loans from time to time prior to the maturity date up to such aggregate principal amount. As of the Closing, the Company had drawn down the full amount of the Working Capital Loans under such promissory note. The Chairman of the Board of Chavant and/or STAR SCI and the Chief Executive Officer of Chavant, Dr. Ma, and/or Chavant Family Office, an entity affiliated with her, provided the funds to the Sponsor for the Working Capital Loans under this unsecured non-convertible promissory note. On November 30, 2023, the Company issued an unsecured non-convertible promissory note in the aggregate principal amount of up to $325,000 to its Sponsor under which the Company was permitted to draw down Working Capital Loans from time to time prior to the maturity date up to such aggregate principal amount. As of the Closing, the Company had drawn down approximately $150,000 of Working Capital Loans under such promissory note. The Chairman of the Board of Chavant and/or STAR SCI, the Chief Executive Officer of Chavant and/or Chavant Family Office and another investor in the Sponsor and/or persons affiliated with such investor provided the funds to the Sponsor for the foregoing Working Capital Loans under such promissory note. As of the Closing, the Company had drawn down an aggregate of approximately $1,800,000 of Working Capital Loans under the promissory notes issued to the Sponsor, of which an aggregate amount of $1,418,000 was provided to the Sponsor by Dr. Auberton-Hervé and/or STAR SCI and an aggregate amount of $140,000 was provided to the Sponsor by Dr. Ma and/or Chavant Family Office. The outstanding Working Capital Loans were paid to the Sponsor through the issuance of shares of Class A Common Stock to the Sponsor pursuant to the Sponsor PIPE Subscription Agreement described below.

During the years ended September 30, 2024 and 2023, the Company, as borrower, issued two promissory notes in the aggregate principal amount of $565,000 to Giuseppe Battaglia, the brother of Fabrizio Battaglia, one of the Company’s directors and its Chief Executive Officer. The interest rate on the note in the principal amount of $400,000 was 15%, and the note in the principal amount of $165,000 was issued with an original issue discount of 10% and bore interest at 16% per year. The proceeds for such loans were used for working capital purposes. The Company repaid in full both notes in December 2023 and July 2024, and neither of the notes remain outstanding.

During the year ended September 30, 2024, the Company, as borrower, issued a third promissory note in a principal amount of $330,000 to Giuseppe Battaglia. The note was issued with an original issue discount of 10% and has a maturity date of November 16, 2024. The note currently bears interest at a rate of 16% per year. The full principal amount of $330,000 remains outstanding, and no interest on the note has been paid since its issuance.

Sage Hill PIPE Subscription Agreement and Sage Hill Warrant

On December 18, 2023, Chavant entered into the Sage Hill PIPE Subscription Agreement with Sage Hill, pursuant to which Sage Hill agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 1,500,000 shares of Class A Common Stock in cash at a price of $10.00 per share for an aggregate purchase price of $15,000,000, on the terms and subject to the conditions set forth in the Sage Hill PIPE Subscription Agreement. Pursuant to the Sage Hill Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to Sage Hill in the event that the volume weighted average price per share of the Class A Common Stock during the 30-day period (the “Adjustment Period”) commencing on the date that is 30 days after the date on which this resale registration statement is declared effective (the “Adjustment Period VWAP”) is less than $10.00 per share. In such case, Sage Hill will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to Sage Hill at the closing of the subscription and held by Sage Hill through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). Such condition was satisfied on August 30, 2024 and 642,857 Make-Whole Shares were delivered on November 4, 2024.

In connection with the execution of the Sage Hill PIPE Subscription Agreement, Mobix Labs issued to Sage Hill a warrant to purchase 1,500,000 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sage Hill PIPE Subscription Agreement and stockholder approval (the “Sage Hill Warrant”). The Sage Hill Warrant remains outstanding and stockholder approval was obtained at the special meeting held on January 3, 2025.

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Sponsor PIPE Subscription Agreement, Sponsor Warrant and Sponsor Letter Agreement

On December 19, 2023, Chavant entered into the subscription agreement (the “Sponsor PIPE Subscription Agreement”) with the Sponsor pursuant to which the Sponsor agreed to purchase, in a private placement that closed substantially concurrently with the Closing, 199,737 shares of Class A Common Stock at a price of $10.00 per share for an aggregate purchase price of $1,997,370 paid through the forgiveness of the Forgiven Chavant Obligations (as defined below), on the terms and subject to the conditions set forth in the Sponsor PIPE Subscription Agreement and the Sponsor Letter Agreement described below. Pursuant to the Sponsor PIPE Subscription Agreement, Chavant agreed to issue additional shares of Class A Common Stock to the Sponsor or its permitted transferees in the event that the Adjustment Period VWAP during the Adjustment Period is less than $10.00 per share. In such case, the Sponsor or its permitted transferees will be entitled to receive a number of shares of Class A Common Stock equal to the product of (x) the number of shares of Class A Common Stock issued to the Sponsor at the closing of the subscription and held by the Sponsor or its permitted transferees through the end of the Adjustment Period multiplied by (y) a fraction, (A) the numerator of which is $10.00 minus the Adjustment Period VWAP and (B) the denominator of which is the Adjustment Period VWAP (the “Make-Whole Shares”). Such condition was satisfied on August 30, 2024 and 12,944 Make-Whole Shares were delivered on November 4, 2024.

In connection with the execution of the Sponsor PIPE Subscription Agreement, Legacy Mobix issued to the Sponsor a warrant to purchase 272,454 shares of Mobix Labs Stock at an exercise price of $0.01 per share, exercisable upon the closing of the Sponsor PIPE Subscription Agreement (the “Sponsor Warrant”). The Sponsor Warrant was exercised at the closing of the Sponsor PIPE Subscription Agreement and, following net settlement into 272,182 shares of Mobix Labs Stock, converted into 272,182 shares of Class A Common Stock of the Company in connection with the Closing.

On December 20, 2023, Chavant also entered into a Sponsor Letter Agreement with the Sponsor (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, as consideration for the 199,737 shares issued pursuant to the Sponsor PIPE Subscription Agreement, the Sponsor agreed to forgive, effective upon the Closing, approximately $1,997,370 of aggregate outstanding obligations of Chavant owed to the Sponsor, consisting of (i) $1,150,000 aggregate principal amount of working capital loans outstanding under Chavant’s convertible promissory notes issued to the Sponsor, (ii) $610,000 aggregate principal amount of working capital loans outstanding under Chavant’s non-convertible promissory notes issued to the Sponsor (the accrued interest under which was forgiven), (iii) an estimated additional $40,000 in aggregate principal amount of working capital loans incurred to pay additional expenses in connection with the Closing, (iv) approximately $165,000 of outstanding reimbursement obligations owed to the Sponsor by Chavant for administrative services, as described above and (v) approximately $32,370 of reimbursement obligations owed to Dr. Jiong Ma, the Chief Executive Officer of Chavant, by Chavant for certain operating expenses of Chavant paid by Dr. Ma (collectively, the “Forgiven Chavant Obligations”).

In addition, pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit (1) 658,631 Founder Shares that it held (“Sponsor Forfeited Founder Shares”) and (2) 400,000 Private Placement Warrants that it held (“Sponsor Forfeited Private Placement Warrants”), in each case upon the Closing.

The forfeiture of the Sponsor Forfeited Founder Shares reduced the number of Founder Shares held by the Sponsor, which are subject to the lock-up agreement applicable to the Founder Equityholders as set forth in the Amended and Restated Registration Rights and Lock-Up Agreement (the “Founder Share Lock-Up”), to 922,182 Founder Shares. The Sponsor expects to distribute these Founder Shares to its members in April 2024. In such distributions, (1) Chavant Family Office, a controlled affiliate of Dr. Ma, Chavant’s Chief Executive Officer, is expected to receive (i) 724,600 shares of Class A Common Stock representing Founder Shares, and (2) STAR SCI, a controlled affiliate of Dr. André-Jacques Auberton-Hervé, Chavant’s Chairman, is expected to receive (i) 197,582 shares of Class A Common Stock representing Founder Shares. The forfeiture of the Sponsor Forfeited Private Placement Warrants reduced the number of Private Placement Warrants held by the Sponsor to 2,394,332 Private Placement Warrants. None of the Private Placement Warrants are subject to the Founder Share Lock-Up, and the Sponsor distributed these Private Placement Warrants to its members following the Closing. In such distribution, (ii) Chavant Family Office, a controlled affiliate of Dr. Ma, received 1,241,552 Private Placement Warrants, and (ii) STAR SCI, a controlled affiliate of Dr. Auberton-Hervé, received 358,324 Private Placement Warrants. In addition, the shares of Class A Common Stock the Sponsor received upon the Closing pursuant to the Sponsor PIPE Subscription Agreement and the conversion of the Sponsor Warrant, as described above, are not subject to the Founder Share Lock-Up. The Sponsor distributed those shares to its members. In such distribution, (1) Chavant Family Office, a controlled affiliate of Dr. Ma, received approximately 71,399 shares of Class A Common Stock (reflecting $140,000 of non-convertible debt that Dr. Ma had funded to the Sponsor in respect of working capital loans to Chavant, Dr. Ma’s pro rata share in the amount of approximately $130,000 of the outstanding reimbursement obligations owed to the Sponsor for administrative services, and the outstanding reimbursement obligations of $32,370 owed to Dr. Ma, as described above, each forgiven pursuant to the Sponsor Letter Agreement) and (2) STAR SCI, a controlled affiliate of Dr. Auberton-Hervé, received approximately 343,384 shares of Class A Common Stock (reflecting $1.4 million of convertible and non-convertible debt that Dr. Auberton-Hervé had funded to the Sponsor in respect of working capital loans to Chavant and Dr. Auberton-Hervé’s pro rata share of the outstanding reimbursement obligations owed to the Sponsor for administrative services, each forgiven pursuant to the Sponsor Letter Agreement).

26

OTHER MATTERS

In accordance with the Bylaws, the business transacted at the Annual Meeting will be limited to the matters set forth in the Notice of 2025 Annual Meeting of Stockholders and this Proxy Statement.

Stockholder Proposals

Proposals for Inclusion in the Proxy Statement.

The date by which stockholder proposals must be received by us for inclusion in proxy materials relating to the 2026 annual meeting of stockholders, or the “2026 Annual Meeting,” is September 24, 2025. Eligible stockholders who seek to submit a proposal for inclusion in our proxy statement must comply with all applicable Bylaws and SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies.

Proposals not Included in the Proxy Statement and Nominations for Director.

Stockholder proposals not included in our proxy statement and stockholder nominations for director may be brought before an annual meeting of stockholders in accordance with the advance notice procedures described in our Bylaws. In general, notice must be received by the Secretary at the address below not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Pursuant to our Bylaws, we must receive notice of any stockholder proposal or nomination for election of director to be submitted for the 2026 Annual Meeting, but not required to be included in our proxy statement, no earlier than November 3, 2025 and no later than December 3, 2025. Stockholder proposals must be in proper written form and must meet the detailed disclosure requirements set forth in our Bylaws, including a description of the proposal, the name of the stockholder and beneficial owner, if any, and such parties’ stock holdings and derivative positions in our securities, if any.

Our Bylaws also require that stockholder proposals concerning nomination of directors provide additional disclosure, including information we deem appropriate to ascertain the nominee’s qualifications to serve on the Board, disclosure of compensation arrangements between the nominee, the nominating stockholder and the underlying beneficial owner, if any, and other information required to comply with the proxy rules and applicable law. The specific requirements of these advance notice provisions are set forth in Sections 1.13 of our Bylaws, a copy of which is available upon request. In addition, to be included on our universal proxy card in connection with the 2026 Annual Meeting, the notice must also include the information required by Rule 14a-19(b)(2) and Rule 14a-19(b)(3). All stockholder proposals and director nominations pursuant to the advance notice provision or proxy access provision in our Bylaws should be sent to Mobix Labs, Inc., Attn: Secretary, at 15420 Laguna Canyon Rd., Suite 100, Irvine, California 92618.

Stockholder Communications

Stockholders or other interested parties may contact the Board, any committee of the Board, the non-employee directors of the Board collectively or any individual director by writing to them in care of the Company’s Secretary, Mobix Labs, Inc., c/o c/o Mobix Labs, Inc., 15420 Laguna Canyon Rd. Suite 100, Irvine, CA 9261. This centralized process assists the Board in reviewing and responding to stockholder communications in an appropriate manner. The Secretary will forward such correspondence only to the intended recipient(s). Communications relating to accounting, audit matters, or internal controls will also be referred to the Audit Committee. Prior to forwarding any correspondence, the Secretary will review such correspondence and, in her discretion, not forward correspondence deemed to be of a commercial nature or relating to an improper or irrelevant topic. The Secretary also will attempt to handle the inquiry directly, for example, when it is a request for information about the Company or it is a stock-related matter.

27

Expenses of Solicitation

The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain employees, investors and their representatives may solicit proxies on behalf of the Company, without additional compensation, personally or by telephone.

Delivery of Documents to Stockholders Sharing an Address

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting our Secretary either by calling 1-949-745-1086 or by mailing a request to 15420 Laguna Canyon Rd., Suite 100, Irvine, CA 92618. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our Class A common stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during 2024, our executive officers, directors and greater than 10% beneficial owners timely complied with all Section 16(a) filing requirements applicable to them, except that Jiong Ma filed a delinquent Form 4 with respect to one transaction and Michael Long filed a delinquent Form 3.

28

2025

PROXY CARD FOR CLASS B COMMON STOCK
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet –QUICK ☐☐☐EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

MOBIX LABS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on March 2, 2025.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Annual Meeting, you will need your 12 digit control number to vote electronically at the Annual Meeting. To attend:
https://www.cstproxy.com/mobixlabs/am2025

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

Proposal No. 1 — The Director Election Proposal
A proposal to elect three Class I directors for a three-year term expiring at the 2028 Annual Meeting of Stockholders.

	FOR	AGAINST	ABSTAIN
(1) Kurt Busch	☐	☐	☐
(2) William Carpou	☐	☐	☐
(3) Fabrizio Battaglia	☐	☐	☐

Proposal No. 2 — Ratification of Auditors Proposal
A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2025 fiscal year ending September 30, 2025.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY REVOKES ALL PRIOR PROXIES SIGNED BY YOU.

Please note that there are two (2) proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A Common Stock proxy card and a Class B Common Stock proxy card must sign and return BOTH proxy cards in accordance with their respective instructions to ensure the voting of shares of each class owned.

CONTROL NUMBER

Signature______________________________**Signature, if held jointly**__________________________________**Date**_____________, **2025**

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

2025

Mobix Labs, Inc. Annual Meeting

2025 ANNUAL MEETING OF STOCKHOLDERS

YOUR VOTE IS IMPORTANT

To view the Proxy Statement and Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/mobixlabs/am2025

▯ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▯

PROXY CARD

MOBIX LABS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 3, 2025.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated January 22, 2025, in connection with the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m. Pacific Time on March 3, 2025, virtually via live webcast, accessible at **https://www.cstproxy.com/mobixlabs/am2025**, and hereby appoints Keyvan Samini and Fabrizio Battaglia, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all the shares of common stock of Mobix Labs, Inc. registered in the name provided, which the undersigned is entitled to vote at the Annual Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

(Continued and to be marked, dated and signed, on the other side)

2025

PROXY CARD FOR CLASS A COMMON STOCK
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet –QUICK ☐☐☐EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

MOBIX LABS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on March 2, 2025.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Annual Meeting, you will need your 12 digit control number to vote electronically at the Annual Meeting. To attend:
https://www.cstproxy.com/mobixlabs/am2025

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

Proposal No. 1 — The Director Election Proposal
A proposal to elect two Class I directors for a three-year term expiring at the 2028 Annual Meeting of Stockholders.

	FOR	AGAINST	ABSTAIN
(1) Kurt Busch	☐	☐	☐
(2) William Carpou	☐	☐	☐

Proposal No. 2 — Ratification of Auditors Proposal
A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2025 fiscal year ending September 30, 2025.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY REVOKES ALL PRIOR PROXIES SIGNED BY YOU.

CONTROL NUMBER

Signature____________________________ **Signature, if held jointly**________________________________ **Date**______________, **2025**

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.